UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION.

On May 3, 2010, Vendum Batteries Limited completed a reverse acquisition with Wishart Enterprise Limited.  The following unaudited pro forma combined balance sheets and income statements are based on historical financial statements of the companies.  The unaudited pro forma combined financial statements are provided for information purposes only. The pro forma financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated below.  In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company.  The unaudited pro forma combined financial information has been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. For pro forma purposes:

•
The unaudited Pro Forma Combined Balance Sheets as of December 31, 2009 and November 30, 2009 combines the historical balance sheets of the companies as of the years ended December 31, 2009 and November 30, 2009, giving effect to the acquisitions/mergers as if they had occurred at the beginning of the most recent year ended.

•
The unaudited Pro Forma Combined Statements of Operations for the periods ended December 31, 2009 and November 30, 2009 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had at the beginning of the most recent period ended.

•
The unaudited Pro Forma Combined Balance Sheets as of March 31, 2010 and February 28, 2010 combines the historical balance sheets of the companies as of the those dates, giving effect to the acquisitions/mergers as if they had occurred at the beginning of the most recent year ended.

•
The unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 2010 and February 28, 2010 combines the historical income statements of the companies for the indicated period, giving effect to the acquisitions/mergers as if they had at the beginning of the most recent period ended.

These unaudited pro forma combined financial statements and accompanying notes should be read in conjunction with the separate audited financial statements of Vendum Batteries Limited and Wishart Enterprises Limited as of and for the periods ended December 31, 2009 and November 30, 2009, respectively.

VENDUM BATTERIES LIMITED

VENDUM BATTERIES LIMITED
PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
DECEMBER 31, 2009 AND NOVEMBER 30, 2009

ASSETS	Vendum Batteries Limited December 31, 2009	Wishart Enterprises Limited November 30, 2009	Pro Forma Adjustments		Total
Current Assets
Cash and cash equivalents	$46,330	$2,487	(2,487	)b	$46,330
Stock subscription receivable	2	0			2
Prepaid expenses	0	4,110	(4,110	)b	0
Total Current Assets	46,332	6,597			46,332

Property and Equipment, Net	0	557	(557	)b	0

TOTAL ASSETS	$46,332	$7,154			$46,332

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$23,872	$6,744	(6,744	)b	$23,872
Advances from director	0	36,599	(36,599	)b	0
Convertible note payable	50,000	0			50,000
Total Current Liabilities	73,872	43,343			73,872

TOTAL LIABILITIES	73,872	43,343			73,872

STOCKHOLDERS’ DEFICIT
			(2)	a
			19	a
Common stock	2	2,515	(2,000)	b	534
			(27,559)	a
Paid in capital	0	66,185	38,189	b	76,815
Cumulative translation adjustment	(3,577)	0	3,577	a	0
Accumulated deficit	(23,965)	(104,889)	23,965	a	(104,889)
TOTAL STOCKHOLDERS’ DEFICIT	(27,540)	(36,189)			(27,540)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$46,332	$7,154			$46,332

See accompanying notes to the Pro Forma adjustments.

VENDUM BATTERIES LIMITED
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31, 2009 AND NOVEMBER 30, 2009

	Vendum Batteries Limited Period ended December 31, 2009	Wishart Enterprises Limited Year ended November 30, 2009	Pro Forma Adjustments	Total

GROSS REVENUES	$0	$0		$0

COSTS OF GOODS SOLD	0	0		0

GROSS PROFIT	0	0		0

OPERATING EXPENSES	23,965	27,606		51,571

OPERATING LOSS	(23,965)	(27,606)		(51,571)

OTHER INCOME (EXPENSE)	0	0		0

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(23,965)	(27,606)		(51,571)

PROVISION FOR INCOME TAXES	0	0		0

NET LOSS	$(23,965)	$(27,606)		$(51,571)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING				16,690,924

NET LOSS PER SHARE				$(0.00)

See accompanying notes to the Pro Forma adjustments.

VENDUM BATTERIES LIMITED
PRO FORMA COMBINED BALANCE SHEETS (UNAUDITED)
MARCH 31, 2009 AND FEBRUARY 28, 2010

ASSETS	Vendum Batteries Limited March 31, 2010	Wishart Enterprises Limited February 28, 2010	Pro Forma Adjustments		Total
Current Assets
Cash and cash equivalents	$7,065	$3,286	(3,286)	b	$7,065
Prepaid expenses	0	4,110	(4,110)	b	0
Total Current Assets	7,065	7,396			7,065

Property and Equipment, Net	0	461	(461)	b	0

Other Assets
Intellectual property	500,000	0			500,000

TOTAL ASSETS	$507,065	$7,857			$507,065

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$11,066	$8,720	(8,720)	b	$11,066
Advances from director	0	44,037	(44,037)	b	0
Convertible note payable	75,000	0			75,000
Note payable – current portion	190,000				190,000
Shareholder loan	505	0			505
Total Current Liabilities	276,571	52,757			276,571

Long – Term Liabilities
Note payable	300,000	0			300,000

TOTAL LIABILITIES	576,571	52,757			576,571

STOCKHOLDERS’ EQUITY (DEFICIT)
			(2)	a
			19	a
Common stock	2	2,515	(2,000)	b	534
			(69,525)	a
Paid in capital	0	66,185	46,900	b	43,560
Cumulative translation adjustment	(474)	0	474	a	0
Accumulated deficit	(69,034)	(113,600)	69,034	a	(113,600)
TOTAL STOCKHOLDERS’ DEFICIT	(69,506)	44,900			(69,506)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$507,065	$7,857			$507,065

See accompanying notes to the Pro Forma adjustments.

VENDUM BATTERIES LIMITED
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND FEBRUARY 28, 2010

	Vendum Batteries Limited Three months ended March 31, 2010	Wishart Enterprises Limited Three months ended February 28, 2010	Pro Forma Adjustments	Total

GROSS REVENUES	$0	$0		$0

COSTS OF GOODS SOLD	0	0		0

GROSS PROFIT	0	0		0

OPERATING EXPENSES	45,069	8,711		53,780

OPERATING LOSS	(45,069)	(8,711)		(53,780)

OTHER INCOME (EXPENSE)	0	0		0

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(45,069)	(8,711)		(53,780)

PROVISION FOR INCOME TAXES	0	0		0

NET LOSS	$(45,069)	$(8,711)		$(53,780)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING				16,690,924

NET LOSS PER SHARE				$(0.00)

See accompanying notes to the Pro Forma adjustments.

VENDUM BATTERIES LIMITED
NOTES TO THE PRO FORMA ADJUSTMENTS (unaudited)

(a) Elimination of Vendum Batteries Limited equity due to issuance of 607,594 shares of Wishart Enterprises Limited common stock in exchange for 100% of the outstanding stock in Vendum Batteries Limited.

(b) Cancellation of 62,459,540 shares owned by the director of Wishart Enterprises Limited in exchange for the current assets of Wishart Enterprises Limited and release of the liabilities of Wishart Enterprises Limited.